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                                                                    EXHIBIT 99.1


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTS

As independent public accountants, we hereby consent to the incorporation of our reports for WestSec, Inc. and West Security, Inc., collectively Western Resources Security Business and Westinghouse Security (a predecessor of WestSec, Inc.) dated August 25, 1997 and August 22, 1997, respectively, included in Protection One, Inc.'s Schedule 14A originally filed on September 8, 1997, into Protection One, Inc.'s previously filed Registration Statements on Form S-1 filed September 1, 1994 (Registration No. 33-83494), Form S-8 filed August 11, 1995 (Registration No. 33-95702), Form S-8 filed September 29, 1995 (Registration No. 33-97542), Form S-3 filed November 13, 1995 (Registration No. 33-99220), Form S-8 filed March 28, 1996 (Registration No. 333-02892), Form S-3 filed August 1, 1996 (Registration No. 333-09401), Form S-3 filed October 8, 1996 (Registration No. 333-13733), Form S-3 filed December 18, 1996 (Registration No. 333-18159), Form S-8 filed January 20, 1997 (Registration No. 333-20245) and Form S-8 filed April 3, 1997 (Registration No. 333-24493).



                                                /s/ ARTHUR ANDERSEN LLP


Kansas City, Missouri
November 7, 1997